FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934.

Date of Report (Date of earliest event reported) April 30, 1998.


                         DCI Telecommunications, Inc.
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          (Exact name of registrant as specified in its charter)


   Colorado                   2-96976-D             84-1155-41
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(State or other         (Commission File          (IRS Employer
 jurisdiction of         Number)                   Identification
 incorporation)                                    Number)

                 611 Access Road, Stratford, CT 06497
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                   (Address of principal executive offices)

Registrant's telephone number, including area code:(203) 380-0910

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(Former name or former address, if changed since last report.)

ITEM 2: Acquisition or Disposition of Assets

On April 30, 1998, DCI Telecommunications, Inc.(DCI) entered into a stock purchase agreement with Edge Communications, Inc.
(Edge), a Maryland corporation, whereby DCI acquired 100% of the outstanding common stock of Edge in a stock for stock exchange, with DCI exchanging four million three hundred eighty five thousand seven hundred fifteen(4,385,715) shares of common stock for all of the shares of Edge capital stock. The DCI stock was valued at two dollars ($2.00)per share.

The Stock Purchase Agreement is attached hereto and sets forth in detail the final agreement between the parties.

The persons from whom the Edge stock was acquired are:

          Donald Gross        45%
          Steven Gross        45%
          Lansing Freeman     10%

There was no material relationship between such persons and the Registrant or its officers, directors, affiliates or associate of any officer or director. The valuation was based on arms length negotiation.

The physical property acquired consists primarily of furniture, office equipment and inventory used in the company's headquarters. Edge is a seller of prepaid phone cards. The registrant's intention is to continue to use such assets for the same purpose.

It is impracticable to provide the required audited financial statements with this Form 8K but the company expects to file such statements within 60 days of this report. The company is voluntarily filing unaudited pro forma statements listed below.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

Copy of Stock Purchase Agreement

Pro Forma Consolidated Balance Sheet - Unaudited

Pro Forma Consolidated Statements of Operations - Unaudited
     - Nine Months Ended December 31, 1997 and March 31, 1998
     - Twelve Months Ended March 31, 1998

                    STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT dated as of this April 30, 1998 between DCI Telecommunications, Inc., a Colorado corporation with an address of P.O. Box 320334, Fairfield, Connecticut, 06432-0334 ("Buyer") and Donnie Gross, an individual with an address of c/o Edge Communications, Inc., 19225 Orbit Drive, Gaithersburg, Maryland 20879, Steven Gross, an individual with an address of c/o Edge Communications, Inc., 19225 Orbit Drive, Gaithersburg, Maryland 20879 and Lansing Freeman, an individual with an address of c/o Edge Communications, Inc., 19225 Orbit Drive, Gaithersburg, Maryland 20879 (collectively, the "Seller").

                      W I T N E S S E T H:

     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, all of the issued and outstanding stock of Edge Communications, Inc., a Maryland corporation with an address of 19225 Orbit Drive, Gaithersburg, Maryland 20879 (the "Company");

     WHEREAS, the Parties desire to evidence the Stock Purchase
Agreement in a writing between them;

     NOW, THEREFORE, in consideration of the mutual rights, obligations and representations set forth herein, the parties agree as follows:

1. Sale and Purchase of Stock. Subject to the terms and conditions hereinafter set forth, Seller shall sell to Buyer, and Buyer shall purchase from Seller, one hundred percent (100%) all of the authorized, issued and outstanding shares of Company (the "Edge Stock").

2. Purchase Price. Buyer shall pay to Seller as consideration for its acquisition of the Edge Stock Four Million Three Hundred Eighty-five Thousand Seven Hundred Fifteen (4,385,715) shares of common stock of Buyer (as more fully set forth in paragraph 3 hereof) (the "Purchase Shares"), which shares shall be transferred to Seller at Closing.
     The Purchase Shares shall be allocated among each of the Sellers in the following proportions: Donald Gross: 45%, Steven Gross: 45%, Lansing Freeman: 10%. The Purchase Shares may be transferred only to the persons and in such amounts as are set forth in Schedule A attached hereto.

3. Purchase Shares Rights and Restrictions. The Purchase Shares shall carry with them the right to "piggy back" on any S-1 Registration Statement filed by Buyer. The Purchase Shares shall bear a legend to such effect, and shall be registered on Form S-3 or the appropriate form upon request from Seller at anytime after Closing on a "best efforts" basis. Further, the Purchase Shares will be subject to Rule 144 of the Securities Act of 1933. Each share of the Purchase Shares held by Seller, and any successor in interest to the Purchase Shares, will vote the Purchase Shares in the same manner as recommended by the current President of Buyer for a period of 2 years from the date of closing. To effectuate said restriction, each Seller shall execute and deliver to Buyer the Irrevocable Proxy attached hereto as Schedule B.

     Buyer shall make the pager portion of Company's business a separate division. If there is a change in the effective control of Buyer or Company, the separate division will be offered for transfer to the following persons: 50% to the shareholders of Seller listed above in the indicated percentages, and 50% to Buyer.

4. Seller Materials. Within five (5) days after the date of this Agreement, Seller shall deliver to Buyer the materials listed on Schedule C attached hereto (collectively known as the "Seller Materials"). Buyer may, at its sole option, extend the Inspection Period (hereinafter defined) and, if necessary, the date of Closing, for each day Seller Materials are delivered or otherwise disclosed to Buyer beyond the deadline set forth in this paragraph.

5. Due Diligence. Both Buyer and Seller, through their respective authorized officers and agents, shall have the right, at their sole cost and expense, from the date of this Agreement through April 30, 1998 (the "Inspection Period") to review and inspect the all relevant books, records, facilities personnel and representatives and to make such inspections or other inquires as each party reasonably require of the other. The information to be reviewed and inspected by Buyer shall include, but not be limited to, the Seller Materials.

     If, based upon the review and inspection conducted in accordance with this paragraph, either party decides not to proceed with transaction described herein, that party may terminate this Agreement by written notice to the other delivered in accordance with paragraph 17 no later than one
     (1) day after the expiration of the Inspection Period.

     To facilitate such review and inspection, as well as any other aspects of the Company's business deemed necessary by Buyer, during the Inspection Period, the parties shall cooperate with each other, shall promptly provide reasonable access to their records, facilities and employees upon request and shall promptly provide all information and materials reasonably requested by the other. In the event that this Agreement is terminated for any reason, the parties shall promptly return to the other and materials and documents in their possession (including, but not limited to, the Seller Materials) which was delivered to it pursuant to this Agreement.

6. Closing; Transfer of Title and Assignment. Seller shall transfer and assign to Buyer all of Seller's right, title and interest in and to the Edge Stock at the offices of Alfano & Baroff, Professional Association, 814 Elm Street, Manchester, New Hampshire, or at such other place as the parties may mutually agree upon, at a closing which shall take place simultaneously with the execution of this Agreement (the "Closing").

     At the Closing, Seller shall deliver to Buyer all documents and instruments necessary to effect the transfers, assignments, assumptions and other transactions provided for in this Agreement, including, but not limited to, each and all of the documents listed in Schedule D attached hereto (the "Closing Documents"), which shall be duly executed and, where appropriate, acknowledged, together with any and all items or instruments necessary or appropriate thereto.

     All of the Closing Documents shall be in form and substance satisfactory to Buyer and its counsel. Buyer reserves the right to accept title to and/or assignment of the Edge Stock in the name or names of such other corporation(s), partnership(s) or other entities as Buyer may hereafter designate.

7. Transition of Customers. Following Closing, Seller shall use its best efforts to ensure the smooth transition of Company's customers to Buyer.

8. Operation of Business; Liability and Risk of Loss. Between the date of this Agreement and Closing, Seller shall cause the Company to operate and manage its business in substantially the same manner as the Company has been operated and managed, and shall cause the Company to maintain the current physical condition of its assets. Seller shall cause the Company to use its best efforts to preserve the value of the Company, including the goodwill of the Company and the Company's employees, independent contractors, suppliers and other business contacts. The Company shall remain liable for all obligations and liabilities, costs and expenses, fixed or contingent, arising out of the operation of its business or any assets owned in connection therewith. In the event that this Agreement is terminated and/or the Closing is not completed, for any reason, then the Company shall remain liable for all obligations and liabilities, costs and expenses, fixed or contingent, arising out of the operation or ownership of its businesses or assets. All risk of loss of, and related to, any of the Company's assets shall remain with the Company through the date and time of the Closing. Should any of the Company's assets become materially damaged between the date of this Agreement and Closing, Buyer may, at its sole option, terminate this Agreement, in which event neither party will have any further obligations under this Agreement.

9. Broker. The parties acknowledge that Robert Cefail brought about this transaction as agents of Seller and shall be entitled to a commission from Seller only. No other broker brought about this transaction as agent for Seller or Buyer. If any claim on behalf of any broker or agent is made or upheld, then the party against or through whom such claim is made shall defend, indemnify and hold the other party harmless from and against any damages, costs or expenses in any way attributable to such claim, including, but not limited to, reasonable attorneys' fees.

10. The Company's Representations and Warranties. The Company represents and warrants to Buyer as follows (collectively, the "The Company's Representations and Warranties"):

     A. Power and Authority: The Company is a validly formed and legally existing corporation. The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Company has taken all actions required of the Company by applicable law, its Charter, its Certificate of Incorporation, its By-Laws or otherwise, to authorize the execution and delivery of this Agreement and will take all actions necessary to carry out the transactions contemplated herein.

     B. Taxes: The Company shall prepare and file all proper and necessary Tax Returns for all applicable periods prior to the date of Closing. Following the Closing date, Buyer shall assume the responsibility for filing those tax returns for all periods which end following the Closing with an appropriate adjustment of liability thereunder being made between Buyer and The Company. The Company will furnish Buyer such information as is necessary to file said returns which the Company has in its possession.

     C. Material Transactions: Between the date of this Agreement and the Closing, the Company will make no material changes in its condition (financial or otherwise) other than changes occurring in the ordinary course of business, or as otherwise set forth in this Agreement.

     D. Conduct of Business Pending Closing: Between the date hereof and the Closing date, the Company will not, without the consent in writing of Buyer, (i) enter into any transaction other than in the ordinary course of business (except as provided elsewhere in this Agreement); (ii) issue any shares of any class or any options, rights or warrants entitling the holder thereof to purchase shares of any class of stock in the Company; (iii) enter into any contracts which extend beyond the Closing date; (iv) operate the Company other than in the normal course of business as it has been operated in the past; (v) sell any merchandise or services other than on normal sales terms or at discounts not usually employed by the Company in its day-to-day marketing or its usual periodic promotions.

     E. Compliance with Laws: To the best of the Company's knowledge, the Company's assets as presently used and in effect do not violate any applicable federal, state, local or other governmental law, ordinance or regulation, or any applicable private restriction or agreement, and all federal, state and local permits, licenses or approvals necessary to operate the Company's business have been obtained. The transfer of the Edge Stock to Buyer shall not violate any applicable federal, state, local or other governmental law, ordinance or regulation, or any applicable private restriction or agreement.

     F. Litigation, Etc.: There is no action, litigation, claim, investigation, condemnation or proceeding of any kind pending or, to the best of the Company's knowledge and belief, threatened against the Company, the Edge Stock or any of the Company's assets.

     G. Adverse Actions: No actions have been taken by the Company or by any other person or entity to the knowledge of the Company which could give rise to (i) any adverse action regarding the Edge Stock, the Company's assets, or the operations conducted with such assets, or (ii) to the best of the Company's knowledge and belief, any charge of non-compliance with any applicable federal or state law, rule, ordinance or regulations.

     H. Title: The Company has good, clear, record and marketable rights and title to its assets, and such title, rights and interests are freely transferable, except where consent of Buyer is required and as otherwise expressly disclosed to Buyer prior to the date of this Agreement.

     I. Insurance: The Company's assets are fully and adequately insured by policies of insurance for fire and extended coverage risks and liability.

     J. Other Contracts: The Company has not entered into any other contract(s) for the sale of any of its assets or the Edge Stock, nor are there any rights of first refusal or options to purchase any of its assets or the Edge Stock or any other rights of others that might prevent the consummation of the transactions provided for in this Agreement.

     K.   Seller Materials: The Seller Materials to be provided
          Buyer pursuant to this Agreement are complete and accurate.

     The Company shall provide to Buyer at Closing a Certificate of the Company's Compliance (attached hereto as Schedule E) as to the continuing effect and validity of the Company's
     Representations and Warranties.

11. Buyer's Representations and Warranties. Buyer represents and warrants to Seller as follows:

     A. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Buyer has the legal power and authority to enter into and perform this Agreement.

     B. The Board of Directors of Buyer has approved this Agreement and the performance hereof and no further corporate action by Buyer is required in connection herewith.

     C. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provisions of Buyer's Articles of Incorporation or Bylaws, or any agreement, indenture or other instrument applicable to Buyer.

12. Seller's Covenants. Seller makes the following covenants to Buyer (collectively, the "Seller's Covenants"):

     A. From and after the date of this Agreement until the date of Closing, Seller shall operate and manage its businesses in substantially the same manner as such businesses have been operated and managed by Seller, shall pay all of its debts and obligations when due and shall maintain good relations with creditors, customers and suppliers, the physical condition of all of its tangible assets, reasonable wear and tear excepted, and the status of any contracts, leases, agreements and rights to which it is a party and/or by which it is benefited.

     B. Except for transactions made in the ordinary course of business or as otherwise expressly permitted under this Agreement, from and after the date of this Agreement until the date of Closing, Seller shall not knowingly sell, assign or create any right, title or interest whatsoever in or to its assets or businesses or create, or permit to exist, any lien, encumbrance or charge thereon, without promptly discharging same, nor shall Seller incur any further or additional debt in excess of its current outstanding debt.

     C. Seller shall advise Buyer promptly upon notification to Seller of any pending or threatened litigation or other legal or regulatory action affecting its existence, businesses, operations or assets, and shall promptly provide notice to Buyer of the occurrence of any event of default, or any event which, with notice or the passage of time or both, would represent an event of default, under the terms and provisions of any contract, lease or other agreement to which Seller is a party and/or by which it is bound.

     D. From and after the date of this Agreement and until the date of Closing, Seller shall not knowingly take any action or omit to take any action, which action or omission would have the effect of violating any of the covenants of this Agreement or warranties or representations of Seller under this Agreement.

     E. Seller shall not, prior to the date of Closing, execute any new contracts, leases or agreements, renew, extend, amend, modify, assign or pledge any existing contracts, leases and agreements, or assign or pledge any amounts payable thereunder, out of the ordinary course of business, nor shall Seller issue any new shares of its capital stock, without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

     F. Seller shall cause all policies of insurance for fire and extended coverage risks and liability in effect on the date of this Agreement to be maintained in full force and effect through and including the date of Closing.

     G. Seller shall use its reasonable best efforts to obtain any and all required consents of third parties to the change of control of the businesses, assets and obligations of Seller with respect to any contracts, leases and agreements to which Seller is also a party, and shall cooperate and assist fully in any efforts by Buyer to facilitate the procurement of such consents.

     H. Seller shall use its reasonable best efforts to obtain, and/or shall cooperate and assist fully in any efforts by Buyer to obtain, any and all regulatory permits, approvals and consents required with respect to the businesses and assets of Seller, whether through transfer, assignment, issuance or re-issuance.

     Seller shall provide to Buyer at Closing a Certificate of Seller's Compliance (attached hereto as Exhibit E) as to the continuing effect and validity of Seller's Covenants.

13. Seller's Indemnity. In addition to any other indemnification provisions contained in this Agreement, Seller, its executors and administrators, shall indemnify and hold harmless Buyer, its agents, successors and assigns, from and against any and all claims, actions, proceedings, complaints, losses, damages, liabilities, costs and expenses based upon, related to or arising from any of the following:

     A. Any obligation or liability of Seller not assumed by Buyer pursuant to this Agreement;

     B. Any event or circumstance involving the Edge Stock, Seller's assets or Seller's business which occurred prior to the date and time of the Closing, unless such liability was assumed by Buyer pursuant to this Agreement;

     C. Any and all federal, state or local taxes and fees incurred, accrued or assessed in connection with the Edge Stock, Seller's assets and/or Seller's business with respect to any period(s) prior to the date and time of the Closing; or

     D. The breach of any of Seller's Representations and Warranties.

14.  Additional Covenants of Seller

     A. Non-Competition. Seller agrees that, for a period of three (3) years from the date of Closing, Seller not engage, directly or indirectly, alone or as a member of a partnership, or as an officer, director or holder of more than five percent (5%) of the outstanding capital stock of any corporation, or as an employee, contractor or agent of any partnership, corporation or other business entity, in or be concerned with any business located, operating or selling its products or services anywhere within the United States of America that is competitive with the business of Buyer or Company or any parent, subsidiary or affiliate thereof.

          Seller expressly acknowledges and agrees that (i) the scope and duration of the foregoing restrictions are reasonable, (ii) any breach of his obligations not to compete shall cause immediate and irreparable injury to Buyer, for which no legal remedy would be wholly adequate, and (iii) Buyer shall be entitled to obtain an injunction, order of specific performance or other equitable decree enforcing such restrictions in the event of Seller's violation thereof, in addition to the right to claim monetary damages and to seek any remedies it may have at law.

     B. Confidentiality and Non-Disclosure. Prior to and after Closing, Seller agrees to treat as confidential and not disclose to any person, firm or other entity, nor use for himself, any proprietary or confidential information or trade secret belonging to Seller, Company or Buyer. In enforcing the terms of this paragraph, Buyer shall be entitled to all legal and equitable remedies available under Connecticut and federal law, including, but not limited to, the right to obtain an injunction or order of specific performance and any other remedies available at law or equity. Further, and without limiting the foregoing, Seller and Company agree to continue to be bound by the terms of that certain confidentiality agreement executed by Buyer and Company dated April 3, 1998, the terms of which shall survive the Closing.

     In enforcing the terms of this paragraph, Buyer shall be entitled to all legal and equitable remedies available under all applicable state and federal law, including, but not limited to, the right to obtain an injunction or order of specific performance of Seller's obligations hereunder. For purposes of this paragraph, the term "Seller" shall mean

     Edge Communications, Inc., its shareholders, officers, directors and employees. The individual signing this Agreement shall ensure that all such persons are made aware of the restrictions set forth in this paragraph, but the failure of that individual to notify shall not alter the obligations.

     The parties expressly acknowledge and agree that the obligations of the Buyer under the this Agreement, including but not limited to the Buyer's payment of the Purchase Price, are conditioned upon, among other things, Seller's compliance with the obligations contained in this paragraph.

15. Default and Termination. If any contingency or condition precedent to Buyer's obligations set forth in this Agreement is not satisfied prior to the Closing, or in the event of the occurrence of any Termination Event (as such term is hereinafter defined), then in either event Buyer, at its sole option, may (i) rescind this Agreement, in which event neither party shall have any further rights or duties hereunder, (ii) extend or delay the Closing for a reasonable period of time, not to exceed forty-five (45) days, (iii) accept title to or assignment of the Edge Stock without any diminution in the Purchase Price, or (iv) exercise whatever rights it may have at law or equity, including the right of specific performance.

     The occurrence of any one or more of the following shall constitute a "Termination Event" hereunder:

     A. Default by Seller in the performance or observance of any of the provisions, terms, conditions, warranties or covenants of this Agreement;

     B. If any statement, representation or warranty made by Seller in this Agreement or in connection herewith or any financial statement, report, schedule or certificate furnished by Seller or any of its officers or accountants to Buyer prior to or during the term of this Agreement shall prove to have been false or misleading when made, or subsequently becomes false or misleading, in any material respect;

     C. The occurrence of an event of default, not cured within any applicable remedy period, of any obligations of Seller to any third party in connection with any of Seller's assets;

     D. Seller shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization to take advantage of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) offer or enter into any composition, extension or arrangement seeking relief or extension of its debts;

     E. In the event that proceedings shall be commenced or an order, judgment or decree shall be entered, without the application, approval or consent of Seller, in or by any court of competent jurisdiction, relating to the bankruptcy, dissolution, liquidation, reorganization of, or the appointment of a receiver, trustee or liquidator for, Seller, or of all or a substantial part of its assets;

     F. The existence of any lien, attachment or security interest on all or any portion of the Edge Stock or Seller's assets which will not be released or discharged in connection with the transactions contemplated by this Agreement; or

     G. The failure or refusal by any applicable authorities to issue any approvals applicable to the purchase of the Edge Stock by Buyer which are required by law or regulation and which were disclosed to and approved by Buyer prior to the date of this Agreement, if any.

16.  Additional Conditions Precedent.

     A. Buyer's obligations under this Agreement shall be conditioned on:

          1. The receipt by DCI of all governmental and third party consents and approvals deemed necessary by DCI to consummate the transactions represented by this Agreement; and

          2. The approval of the representations and warranties and other matters pertaining to the Company herein by the board of directors of Company.

     B. Seller's obligations under this Agreement shall be conditioned on the approval of the transaction represented by this Agreement by the board of directors and shareholders (if necessary) of Buyer.

17. Notice. Whenever notice must be given under the provisions of this Agreement, such notice must be in writing and either hand delivered or sent by certified mail, return receipt requested, postage prepaid and addressed as follows (until either party notifies the other in writing of a different address):

     If to Seller:       Donnie Gross
                         Steven Gross
                         Lansing Freeman
                         c/o Edge Communications, Inc.
                         19225 Orbit Drive
                         Gaithersburg, Maryland 20879

     with a copy to:     Marc R. Feinberg, Esquire
                         West & Feinberg, P.C.
                         Suite 775N
                         4550 Montgomery Avenue
                         Bethesda, MD 20814

     If to Buyer:        DCI Telecommunications, Inc.
                         P.O. Box 320334
                         Fairfield, Connecticut, 06432-0334

     with a copy to:     Paul J. Alfano, Esquire
                         Alfano & Baroff,
                         Professional Association
                         814 Elm Street
                         Manchester, NH  03101

18. Miscellaneous Provisions. This Agreement may not be amended unless done so in a writing signed by the parties. This Agreement contains the entire agreement between the parties relating to the transaction described herein and all prior or contemporary agreements, understandings, oral or Seller, are merged herein, except as otherwise provided for herein. This Agreement shall be binding upon the parties hereto, their heirs, successors and assigns. This Agreement shall be interpreted under the laws of the State of Connecticut. All warranties, representations, hold harmless, indemnity and non-competition obligations and restrictions, and any obligations which by their nature cannot take place or be completed until after Closing, and which are made, undertaken and agreed to by Seller, shall survive the Closing and the execution and delivery of the documents and instruments executed and delivered at the Closing, and shall not merge with any of such Closing documents or instruments.

19. Acceptance of Agreement by Seller. If Seller does not sign this Agreement by 6:00 p.m. on April 30, 1998, then Buyer's offer, as represented by this Agreement, shall be void.

     IN WITNESS WHEREOF, the parties have executed this Stock
Purchase Agreement as of the date first stated above.

                              DCI Telecommunications, Inc.
                              ("Buyer")

/s/ Larry Shatsoff            By: /s/ Joseph J. Murphy
------------------            ------------------------
Witness                       Name: Joseph J. Murphy
                              Title: President

/s/ Marc R. Feinberg          /s/ Donnie Gross
--------------------          ----------------------
Witness                       Donnie Gross ("Seller")

/s/ Marc R. Feinberg          /s/ Stephen Gross
--------------------          -----------------
Witness                       Steven Gross ("Seller")

/s/ Marc R. Feinberg          /s/ Lansing Freeman
--------------------          -------------------
Witness                       Lansing Freeman ("Seller")

                              Edge Communications, Inc.
                              ("Company")

/s/ Marc R. Feinberg          By: /s/ Donnie Gross
--------------------          --------------------
Witness                       Name: Donnie Gross
                              Title: President

                              Schedule A
                         PERMITTED TRANSFEREES

Name                                Number of Shares

Robert Cefail                           263,143

DCP Holdings, LLC                       150,000

Lori Gross                               62,500

Tibor Vas                                20,000

                           Schedule B
                       IRREVOCABLE PROXY


     I, Stephen Gross of Rockville, Maryland, do hereby irrevocably and unconditionally appoint Joseph J. Murphy, of Fairfield, Connecticut, my lawful Proxy to vote and act for me and in my name at all meetings of the stockholders of DCI Telecommunications, Inc., a Colorado corporation, in transacting any business as may come before such meetings. The Proxy shall vote at the Proxy's discretion on all matters that may come before the meetings. All previous Proxies are hereby revoked. This Proxy is coupled with an interest and shall remain in force for two (2) years and one day from the below-written date. My intention is that this document serve as an assignment of all voting rights appurtenant to all stock I own in DCI Telecommunications, Inc.


Dated: April 30, 1998             /s/ Stephen Gross
                                   -----------------

STATE OF Maryland
COUNTY OF Montgomery

        The foregoing instrument was acknowledged before me this 30th day of April, 1998 by Marc R. Feinberg.


                                   /s/ Mark R. Feinberg
                                   --------------------
                                   Notary Public
                                   My commission expires:
                                       September 1, 2000

Schedule B
                       IRREVOCABLE PROXY


     I, Donnie Gross of Bethesda, Maryland, do hereby irrevocably and unconditionally appoint Joseph J. Murphy, of Fairfield, Connecticut, my lawful Proxy to vote and act for me and in my name at all meetings of the stockholders of DCI Telecommunications, Inc., a Colorado corporation, in transacting any business as may come before such meetings. The Proxy shall vote at the Proxy's discretion on all matters that may come before the meetings. All previous Proxies are hereby revoked. This Proxy is coupled with an interest and shall remain in force for two (2) years and one day from the below-written date. My intention is that this document serve as an assignment of all voting rights appurtenant to all stock I own in DCI Telecommunications, Inc.

Dated: April 30, 1998              /s/ Donnie Gross
                                   -----------------

STATE OF Maryland
COUNTY OF Montgomery

        The foregoing instrument was acknowledged before me this 30th day of April, 1998 by Marc R. Feinberg.


                                   /s/ Mark R. Feinberg
                                   --------------------
                                   Notary Public
                                   My commission expires:
                                        September 1, 2000

Schedule B
                       IRREVOCABLE PROXY

     I, Lansing Freeman of Chevy Chase, Maryland, do hereby irrevocably and unconditionally appoint Joseph J. Murphy, of Fairfield, Connecticut, my lawful Proxy to vote and act for me and in my name at all meetings of the stockholders of DCI Telecommunications, Inc., a Colorado corporation, in transacting any business as may come before such meetings. The Proxy shall vote at the Proxy's discretion on all matters that may come before the meetings. All previous Proxies are hereby revoked. This Proxy is coupled with an interest and shall remain in force for two (2) years and one day from the below-written date. My intention is that this document serve as an assignment of all voting rights appurtenant to all stock I own in DCI Telecommunications, Inc.


Dated: April 30, 1998            /s/ Lansing Freeman
                                   -----------------

STATE OF Maryland
COUNTY OF Montgomery

        The foregoing instrument was acknowledged before me this 30th day of April, 1998 by Marc R. Feinberg.


                                   /s/ Mark R. Feinberg
                                   --------------------
                                   Notary Public
                                   My commission expires:
                                        September 1, 2000

                           Schedule C
                       SELLER MATERIALS

TAX RETURNS/FINANCIAL STATEMENTS

Certified financial statements as of March 31, 1998
Year to date monthly Profit and Loss Statement and Balance Sheets
State Corporate Income Tax Returns: 1993 - 1997
All State Sale Tax Returns: 1993 - 1997

PERSONNEL

List of Employees and salaries
Company organizational chart
Employment contracts, if any
All payroll tax returns: 1994 - 1997
Job descriptions
All personnel records
Company Retirement Plan
Company Medical Insurance Plan
Company Employee Manual
Company Operating Manual

CONTRACTS

Leases
Franchise agreements
Vendor contracts
Agency and long distance carrier agreements

ASSETS

Inventory Listing
Titles to all vehicles
Current accounts receivable
Bank Statements - 1995 - present
Signature authority on bank accounts

INSURANCE

Property insurance policy
Vehicle insurance policy
Product liability insurance policy

MANAGEMENT REPORTS

Aged accounts payable
Aged accounts receivable
Sales, by month and by customer: 1995 - 1997
Other management reports

SALES

Company sales brochures
Sales contracts
Credit procedures
Pricing policies

FINANCING

All loan or financing agreements
All promissory notes

OTHER LIABILITIES

Current accounts payable

CORPORATE RECORDS

Corporate Minute Book
All state registrations to do business
Annual State Report

HARDWARE/SOFTWARE

All switches
Description of all computers (size, speed, memory)
Network
Accounting software
Telephone system
Other software

                           Schedule D
                       CLOSING DOCUMENTS

1.   Certified statement of current inventory

2. Certified statement of accounts payable and all other liabilities and contingent liabilities of Seller

3.   Certified statement of accounts receivable

4. Certificates of title of all assets owned by Company, where applicable

5.   Certificate of Seller's Compliance (attached hereto as
     Schedule E)

6. Final accounting of Company's assets as of the date of Closing

7. Opinion of Counsel of Company regarding the due organization and existence of Company, the authority of Company to conclude the transactions provided for herein and the binding effect, validity and enforceability of the terms and provisions of this Agreement and the transactions provided for herein against Company and Seller in such form as Buyer shall reasonably determine

8.   A list of all current customers of the Company

9.   A list of all agents of the Company

10.  Employment Agreement between  DCI Telecommunications, Inc.
     and Donnie Gross, Steven Gross and Lansing Freeman

11. Such other documents, instruments, certificates, materials and opinions as Buyer and its counsel may reasonably request.

                           Schedule E
                   CERTIFICATE OF COMPLIANCE


     Seller and Company hereby represents and warrants that Seller's Representations and Warranties and Company's Representations and Warranties (as those terms are defined in the Agreement), and the continuing effect and validity of Seller's Representations and Warranties and Company's Representations and Warranties, are true and accurate through the date hereof.

     Seller and Company further represent and warrant that Seller and Company have fully complied with all Seller's Covenants and Company's Covenants (as those terms are defined in the Agreement) through the date hereof.


Date: April 30, 1998

/s/ Marc R. Feinberg               /s/ Donnie Gross
--------------------               -----------------------
Witness                            Donnie Gross ("Seller")

/s/ Marc R. Feinberg               /s/ Stephen Gross
--------------------               ------------------
Witness                            Steven Gross ("Seller")

/s/ Marc R. Feinberg               /s/ Lansing Freeman
--------------------               -------------------
Witness                            Lansing Freeman ("Seller")

                                   Edge Communications, Inc.
                                   ("Company")

/s/ Marc R. Feinberg               By: Donnie Gross
--------------------               ------------------
Witness                            Name: Donnie Gross
                                   Title: President

                     DCI Telecommunications
                   Pro Forma Balance Sheet for
              Edge Communications, Inc. Acquisition
                         As of 12/31/97
                         (000's omitted)
                            Unaudited

                                DCI      Edge      Pro Forma
Assets                          ---      ----      ---------

Current Assets
 Cash                         $1,295     $ 324     $  1,619
 Accounts Receivable           3,885       435        4,320
 Investment                    8,000         -        8,000
 Other                           433         -          433
                              ------    ------     --------
    Total Current Assets      13,613       759       14,372

Property and Equipment           619       320          939
 Accum. Depreciation             132        30          162
                              ------    ------     --------
    Net Property & Equipment     487       290          777

Long term Receivables            516         -          516

Other Assets                       -        60           60

Goodwill                       5,352         -        5,352
 Less Accum. Amortization         96         8          104
                              ------    ------     --------
    Net                        5,256        (8)       5,248

Total Assets                 $19,872    $1,101      $20,973

LIABILITIES AND EQUITY

Current Liabilities
  Accounts Payable            $4,493      $573     $  5,066
  Other                          390       111          501
                              ------    ------     --------
    Total Current Liabilities  4,883       684        5,567

Long Term Liabilities            649       100          749
Deferred Taxes                   362         -          362
Convertible Preferred Stock    1,743        96        1,839
                              ------    ------     --------
    Total Long Term
         Liabilities           2,754       196        2,950

    Total Liabilities          7,637       880        8,517

Preferred Stock                  305         -          305
Common Stock                       1         1            2
Paid in Capital               10,766       250       11,016
Other                             (6)        -           (6)
Retained Earnings              1,169       (30)       1,139
                              ------    ------     --------
    Total Equity              12,235       221       12,456

TOTAL LIABILITIES
      AND EQUITY             $19,872    $1,101     $ 20,973

                     DCI Telecommunications
                 Pro Forma Income Statement for
              Edge Communications, Inc. Acquisition
                         (000's omitted)
                            Unaudited

                             Nine Months Ended
                             12/31/97   3/31/98
                            DCI Telecom.  Edge    Pro Forma
                            ------------ ------   ---------
Net Sales                     $6,189     $6,842    $13,031

Cost of Sales                  4,936      6,144     11,080

Gross Margin                   1,253        698      1,951

Operating Expenses             2,192        676      2,868
Depreciation & Amortization      107          -        107
                               -----     ------    -------
                               2,299        676      2,975
                               -----     ------    -------
Income (Loss)
    from Operations          $(1,046)       $22    $(1,024)

Interest Expense                  (8)         -         (8)
Interest Income                  203          -        203

Net Income                     $(851)       $22      $(829)

Shares                        14,500      4,385     18,885

Net Income (Loss) per Share   $(0.06)               $(0.04)

Notes:
------
1) DCI Results exclude a gain from sale of contract of $3,078,421 and losses from discontinued operations of $882,614, assumes zero sales from DCI Europe and CyberFax
2) The Edge acquisition would increase the number of common shares by 4,385,000 (pooling)
3) Loss carry forward eliminates tax consequences

                     DCI Telecommunications
                 Pro Forma Income Statement for
              Edge Communications, Inc. Acquisition
                         (000's omitted)
                            Unaudited

                            Twelve Months Ended
                              March 31, 1998
                          DCI Telecom.     Edge   Pro Forma

Net Sales                   $8,253       $8,671    $16,924

Cost of Sales                6,582        7,781     14,363

Gross Margin                 1,671          890      2,561

Operating Expenses           2,922          820      3,742
Depreciation & Amortization    143            -        143
                            ------       ------    -------
                             3,065          820      3,885
                            ------       ------    -------
Income (Loss)
    from Operations        $(1,394)         $70    $(1,324)

Interest Expense               (11)           -        (11)
Interest Income                270            -        270
                           -------       ------    -------
Net Income                 $(1,135)         $70    $(1,065)

Shares                      14,500        4,385     18,885

Net Income (Loss) per Share $(0.08)                 $(0.06)


Notes:
1) DCI Results exclude a gain from sale of contract of $3,078,421 and losses from discontinued operations of $882,614, assumes zero sales from DCI Europe and CyberFax
2) The Edge acquisition would increase the number of common shares by 4,385,000 (pooling)
3) Loss carry forward eliminates tax consequences

                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         DCI Telecommunications, Inc.

                         /s/ Joseph J. Murphy
                         -----------------
                         Joseph J.  Murphy
                         President
                         Date: May 14, 1998